Exhibit 99.1

NASDAQ: INM

Suite 310-815 W. Hastings St.
Vancouver, BC, Canada V6C 1B4
Tel: +1.604.669.7207
Email: info@inmedpharma.com
www.inmedpharma.com

InMed Pharmaceuticals Provides Business Update and Milestones for 2024

●	Advancing INM-901 as a multimodal treatment option for Alzheimer’s Disease

●	Advancing INM-089 in the treatment of Age-related Macular Degeneration

●	Actively seeking partnerships to advance INM-755 in Dermatology

●	BayMedica subsidiary continues to focus on revenue growth and market expansion

Vancouver, BC – January 16, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs, today outlines key accomplishments from 2023 and provides key strategic priorities for 2024.

Eric A. Adams, InMed President and CEO, commented, “In 2023, we experienced significant progress in both InMed’s pharmaceutical drug development and in BayMedica’s health and wellness initiatives. Our primary accomplishments throughout the year included a number of key milestones, such as the completion of a Phase 2 clinical trial and the launch of two new preclinical programs targeting the treatment of Alzheimer’s disease and Age-related Macular Degeneration (“AMD”).”

Adams continued, “As we embark on 2024, we are placing increased emphasis on proprietary small molecule drug development candidates in our pharmaceutical pipeline with two exciting new programs addressing critical unmet medical needs. Firstly, INM-901 for the treatment of Alzheimer’s disease is showing promise via multiple mechanisms of action, including an increase in neuroprotection and an improvement in neuronal function via neuritogenesis. Secondly, INM-089 for the treatment of AMD appears to play a role in the preservation of retinal function, proactively protecting the retinal cells that are responsible for vision. Our focus on developing proprietary cannabinoid analogs over the past two years has started to pay dividends, evident in their utilization in these two new preclinical programs.”

“Concurrently, BayMedica continues to drive robust year-over-year revenue growth. The foreseeable future looks promising for the health and wellness segment as demand for minor cannabinoid ingredients continues to gain momentum.”

Key accomplishments in 2023

●	InMed completed a Phase 2 clinical trial of INM-755, studying its safety and efficacy in the treatment of symptoms related to Epidermolysis Bullosa (“EB”). The data showed a positive indication of enhanced anti-itch activity for INM-755 cannabinol cream versus the control cream alone, warranting further development. For further detail on results, please see press release dated June 22, 2023. The study results were also selected as an oral presentation at the World Itch Congress in October 2023.

●	Launched INM-901 program following positive results from several proof-of-concept preclinical studies in a validated in vivo Alzheimer’s disease model.

●	Launched INM-089 program, expanding our ocular program into the treatment of AMD. In vivo models demonstrated promise in preserving retinal function and proactively protecting the retinal cells that are responsible for vision.

●	BayMedica experienced robust year-over-year revenues in each reported period.

Priorities for 2024

INM-901 in the treatment of Alzheimer’s Disease

The Company is highly encouraged by the initial preclinical data from in vitro and in vivo studies. Existing external research indicates that various cannabinoids have been shown to have a wide range of impact on Alzheimer’s pathology. Newly approved Alzheimer’s disease medications primarily address symptoms related to memory and cognitive function via the reduction of beta-amyloid plaques. Some approved treatments may slow the rate of cognitive decline, but no treatment has been shown to reverse disease effects. INM-901 appears to be active via multiple mechanisms of action; early research indicates INM-901 has the potential to be effective in reducing beta-amyloid plaques and has the potential to provide neuroprotective effects and enhanced neuronal function. Additionally, INM-901 treated groups demonstrated improved behavioral, cognitive and memory outcomes in several Alzheimer’s proof-of-concept studies using in vivo disease models.

The Company has initiated long-term (6-month) preclinical studies in behavioral models to further evaluate the potential impact of INM-901 in Alzheimer’s disease. Preparations are underway for the subsequent phase of advanced preclinical studies, encompassing drug distribution, metabolism and active pharmaceutical ingredient (“API”) and drug product formulation/ manufacturing.

INM-089 in the treatment of AMD

Based on the previous research conducted with InMed’s initial ocular drug candidate, INM-088 in the treatment of glaucoma, the Company leveraged its know-how to advance preclinical work with the use of a proprietary analog for the treatment of AMD. Our preclinical research has shown promising results in preserving retinal function, proactively protecting retinal cells, and enhancing the thickness of the outer nuclear layer of the retina where photoreceptors are situated.

The Company is currently engaged in API and drug product formulation work and expects to initiate Investigational New Drug (“IND”)-enabling studies in mid-2024, with the anticipation of filing an IND application with regulatory authorities in calendar 1H 2025.

INM-755 – In the treatment of EB

The comprehensive data and findings from the Phase 2 clinical trial will soon be available on the National Institutes of Health (“NIH”) clinicaltrials.gov website and the European Union Clinical Trials Register website. Additionally, an abstract will soon be published in Itch, the official journal of the International Forum for the Study of Itch.

The Company believes that INM-755 holds promise for further advancement in the treatment of chronic itch and other related ailments and the Company is currently seeking partnerships for continued development. Due to several factors, including the small size of the trial and the clinically important anti-itch activity of the underlying cream without study drug, results were not statistically significant, but we believe the results are clinically important based on additional analyses.

BayMedica – Ingredients supplier to the health and wellness industry

BayMedica continues to be a leading low-cost/high quality manufacturer of certain non-psychoactive rare cannabinoids and is an ingredients supplier to brands within the health and wellness industry. BayMedica demonstrated significant year-over-year revenue growth throughout 2023 and remains focused on making strategic decisions to capitalize on the revenue generation opportunities as the rare cannabinoid market continues to mature. BayMedica has embraced a predominantly distributor model to strategically expanding coverage across the US and thereby further amplifying BayMedica’s reach into different market segments. In 2024, we anticipate consumer brands will increasingly embrace rare cannabinoid ingredients, integrating them into new product formulations and formats.

About InMed: InMed Pharmaceuticals is a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs. Together with our subsidiary, BayMedica, we have unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. We are a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations and Corporate Communications

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: placing increased emphasis on proprietary small molecule drug development candidates; INM-901 shows promise via multiple mechanisms of action, including an increase in neuroprotection and an improvement in neuronal function via neuritogenesis and has potential to be effective in reducing beta-amyloid plaques; INM-089 appears to play a role in the preservation of retinal function, proactively protecting the retinal cells that are responsible for vision and enhancing the thickness of the outer nuclear layer of the retina; the foreseeable future looks promising for the health and wellness segment as demand for minor cannabinoids ingredients continues to gain momentum; the Company is highly encouraged by the initial preclinical data from in vitro and in vivo studies; preparations are underway for the subsequent phase of advanced preclinical studies, encompassing drug distribution, metabolism and API and drug product formulation and manufacturing; expecting to initiate IND-enabling GLP studies in mid-2024, with the anticipation of filing an IND in calendar 1H 2025; BayMedica making strategic decisions to capitalize on the revenue generation opportunities; anticipating brands increasingly embracing rare cannabinoid ingredients, integrating them into new product formulations and statements relating to the Company’s 2024 strategic priorities generally.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: continued economic, regulatory and market stability; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs; and developing a pipeline of cannabinoid-based pharmaceutical drug candidates. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: regulatory filings may not be filed or approved on a timely basis, or at all. A more complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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